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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         RED ROBIN GOURMET BURGERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                  84-1573084
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

  5575 DTC Parkway, Suite 110, Greenwood Village, Colorado 80111 (303) 846-6000
               (Address and Phone of Principal Executive Offices)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-87044

     Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered

         NONE                                N/A

     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     This Registration Statement relates to the Common Stock, par value $0.001 per share, of Red Robin Gourmet Burgers, Inc., a Delaware corporation (the "Registrant"). A description of such Common Stock is contained under the heading of "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 26, 2002 (Registration No. 333-87044), as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

     The following exhibits are filed as a part of this registration statement:

          (1) Registrant's Specimen Common Stock Certificate (filed with the Commission as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, No. 333-87044, as amended, and incorporated herein by reference).

          (2)  Registrant's Amended and Restated Certificate of Incorporation.

          (3)  Registrant's Amended and Restated Bylaws.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     Red Robin Gourmet Burgers, Inc.

Date:  July 15, 2002                 By: /s/  Michael J. Snyder
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                                         Michael J. Snyder
                                         Chairman of the Board, President and
                                         Chief Executive Officer